Exhibit 99.1

Clearway Energy, Inc. and Clearway Energy LLC

Adjustments to Certain Unaudited Financial Information for the Fiscal Quarters Ended
March 31, 2025, June 30, 2025 and September 30, 2025

Clearway Energy LLC

	Three months ended March 31, 2025			Three months ended June 30, 2025			Three months ended September 30, 2025
(in millions)	As Previously Reported	Adjustments	As Revised	As Previously Reported	Adjustments	As Revised	As Previously Reported	Adjustments	As Revised
Consolidated Statement of Operations Information
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	$(111)	$12	$(99)	$(50)	$5	$(45)	$(322)	$6	$(316)
Net Income (Loss) Attributable to Clearway Energy LLC	7	(12)	(5)	69	(5)	64	351	(6)	345
Consolidated Balance Sheet Information
Redeemable noncontrolling interest in subsidiaries	-	-	-	38	7	45	74	30	104

Retained earnings	814	(12)	802	778	(17)	761	1,039	(23)	1,016
Noncontrolling interest	3,851	12	3,863	4,152	10	4,162	4,156	(7)	4,149
Total Members' equity	5,479	-	5,479	5,575	(7)	5,568	5,697	(30)	5,667

	Six months ended June 30, 2025			Nine months ended September 30, 2025
(in millions)	As Previously Reported	Adjustments	As Revised	As Previously Reported	Adjustments	As Revised
Consolidated Statement of Operations Information
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	$(161)	$17	$(144)	$(483)	$23	$(460)
Net Income Attributable to Clearway Energy LLC	76	(17)	59	427	(23)	404

Clearway Energy, Inc.

	Three months ended March 31, 2025			Three months ended June 30, 2025			Three months ended September 30, 2025
(in millions)	As Previously Reported	Adjustments	As Revised	As Previously Reported	Adjustments	As Revised	As Previously Reported	Adjustments	As Revised
Consolidated Statement of Operations Information
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	$(108)	$7	$(101)	$(21)	$3	$(18)	$(176)	$4	$(172)
Net Income (Loss) Attributable to Clearway Energy, Inc.	4	(7)	(3)	33	(3)	$30	236	(4)	232
Earnings (Loss) Per Weighted Average Class A and Class C Common Share - Basic and Diluted	0.03	(0.05)	(0.02)	0.28	(0.03)	0.25	2.00	(0.03)	1.97
Consolidated Balance Sheet Information
Redeemable noncontrolling interest in subsidiaries	-	-	-	38	7	45	74	30	104

Retained earnings	207	(7)	200	188	(10)	178	372	(14)	358
Noncontrolling interest	3,477	7	3,484	3,693	3	3,696	3,666	(16)	3,650
Total Stockholders' equity	5,420	-	5,420	5,542	(7)	5,535	5,715	(30)	5,685

	Six months ended June 30, 2025			Nine months ended September 30, 2025
(in millions)	As Previously Reported	Adjustments	As Revised	As Previously Reported	Adjustments	As Revised
Consolidated Statement of Operations Information
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	$(129)	$10	$(119)	$(305)	$14	$(291)
Net Income Attributable to Clearway Energy, Inc.	37	(10)	27	273	(14)	259
Earnings Per Weighted Average Class A and Class C Common Share - Basic and Diluted	0.31	(0.08)	0.23	2.32	(0.12)	2.20